                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                                DELCHAMPS, INC.

                                       TO

                         DELTA ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                     JITNEY-JUNGLE STORES OF AMERICA, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 8, 1997, UNLESS THE OFFER IS EXTENDED. UNDER CERTAIN CIRCUMSTANCES, THE OFFER WILL BE EXTENDED UNTIL SEPTEMBER 12, 1997 IF NECESSARY TO MEET CERTAIN CONDITIONS, INCLUDING THE HSR CONDITION AND THE NOTEHOLDER CONSENT CONDITION REFERRED TO IN THE OFFER TO PURCHASE (AS DEFINED BELOW). IN ADDITION, NOTWITHSTANDING THE SATISFACTION OR WAIVER OF ANY CONDITIONS OF THE OFFER, THE OFFER MAY BE EXTENDED UNTIL SEPTEMBER 12, 1997 TO ENABLE PARENT AND THE OFFEROR TO OBTAIN PERMANENT FINANCING FOR THE TRANSACTION. THE OFFER MAY BE EXTENDED IN OTHER CIRCUMSTANCES AS DESCRIBED IN THE OFFER TO PURCHASE.

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01, per share, of Delchamps, Inc., an Alabama corporation (the "Company"), including the associated preferred share repurchase rights issued pursuant to the Rights Agreement dated as of October 14, 1988, as amended, between the Company and First Alabama Bank, as Rights Agent (collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

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              BY MAIL:                      FACSIMILE TRANSMISSION:            BY HAND OR OVERNIGHT COURIER:
            P.O. Box 84                 (for Eligible Institutions Only)               1 State Street
       Bowling Green Station                     (212) 858-2611                   New York, New York 10004
   New York, New York 10274-0084                                            Attention: Reorganization Department
Attention: Reorganization Department      FOR CONFIRMATION TELEPHONE:        Securities Processing Window SC-1
                                                 (212) 858-2103
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES
NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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    Ladies and Gentlemen:

    The undersigned hereby tender to Delta Acquisition Corporation, an Alabama corporation and a wholly owned subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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         Number of Shares Tendered:            SIGN HERE
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Certificate No(s) (if available):              Name(s) of Record Holder(s)

                                                              (Please Print)

If securities will be tendered by              Address(es):
book-entry transfer:

                                                                                  (Zip Code)

Name of Tendering Institution:

                                               Area Code and Telephone No(s):
Account No.: at
    / / The Depository Trust Company
    / / Philadelphia Depository Trust Company  Signature(s):
Dated:, 1997
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days (as defined in Section 3 of the Offer to Purchase) of the date hereof.

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                Name of Firm:                                     Title:
                                               Name:
           (Authorized Signature)                         (Please Print or Type)

Address:                                       Area Code and Telephone No.:
                                               Dated:
                                   (Zip Code)
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD BE
SENT WITH LETTER OF TRANSMITTAL.